EXHIBIT 3.2
AMENDED AND RESTATED BYLAWS OF SOUTHSIDE BANCSHARES, INC.
AS OF NOVEMBER 8, 2024

ARTICLE 1. OFFICES

1.01    Principal Office Address. The principal office and place of business of the Corporation shall be located in the City of Tyler, Smith County, Texas.

1.02    Other Offices. The Corporation may also have offices at such other places both within and without the State of Texas as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2.
SHAREHOLDERS’ MEETINGS

2.01    Time and Place of Meetings. All meetings of the shareholders shall be held on such date and at such time and place, either within or without the State of Texas, as shall be determined from time to time by the Board of Directors or as is stated in the notice of the meeting. The Board of Directors may determine that any meeting may be held solely or partially by means of remote communication systems in accordance with Texas law.

2.02    Annual Meeting. The annual meeting of shareholders for the election of Directors and such other business as may properly be brought before the meeting shall be held at a date and time designated by the Board of Directors and stated in the notice of the meeting. If the annual meeting is not held on the date stated in the notice thereof, by oversight or otherwise, the annual meeting shall be held as soon thereafter as may be convenient, and any business transacted or elections held at such delayed meeting shall be as valid as if the meeting had been held on the date initially provided. If the day selected is a legal holiday, then the meeting shall be held on the next business day following. Failure to hold any annual meeting shall not work as a winding up or termination of the Corporation.

2.03    Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning not less than 10% of all the shares entitled to vote at the meeting. A request for a special meeting shall state the purpose or purposes of the proposed meeting, which purpose or purposes shall be stated in the notice of the meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of the special meeting.

2.04    Notice. Written notice stating the place, day and hour of a shareholders’ meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except as permitted by Texas law. The notice may be given in person, by any form of electronic transmission permitted under Texas law (upon the consent of the shareholder receiving such electronic transmission), or by mail. If mailed, such notice shall be deemed to be given on the date notice is deposited in the United States mail with postage paid in an envelope addressed to the shareholder at the shareholder’s address as it appears on the stock transfer records of the Corporation. If given by electronic transmission, such notice shall be deemed to be provided when the notice is (i) transmitted to a facsimile number provided by the shareholder for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the shareholder for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the shareholder at the address provided by the shareholder for the purpose of alerting the shareholder of a posting; or (iv) communicated to the shareholder by any other form of electronic transmission permitted under Texas law and consented to by the shareholder. Attendance at a meeting shall constitute a waiver of notice, except where the person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called.

2.05    Quorum. The holders of a majority of the shares entitled to vote at a meeting of the shareholders, represented in person or by proxy, shall constitute a quorum for the consideration of a matter to be presented at the meeting, except as may be provided by the Certificate of Formation. If a quorum is not present or represented at a meeting of shareholders, the holders of a majority of the shares present or represented at the meeting and entitled to vote at the meeting shall have the power to adjourn such meeting, without notice other than announcement at the meeting, until a quorum is present or represented. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally convened had a quorum been present. Shareholders present at a duly organized meeting with a quorum present may continue to do business properly brought before the meeting until adjournment of such meeting, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.06    Method of Voting. With respect to any matter other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Texas law or the Certificate of Formation, the act of the shareholders with respect to a matter shall be the affirmative vote of the holders of a majority of the shares entitled to vote on, and voted for or against, or expressly abstained from voting with respect to, the matter at a meeting of shareholders at which a quorum is present. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Formation, or as otherwise provided by applicable law. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. A telegram, telex, cablegram, email or other form of electronic transmission permitted under Texas law by the shareholder or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by a shareholder, will be treated as an execution in writing for the purposes of this Section 2.06, provided that any such electronic transmission must contain or be accompanied by information from which it can be determined that the transmission has been authorized by the shareholder. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and coupled with an interest.

2.07    Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be at least ten (10) but not more than sixty (60) days before the date on which the particular action requiring such determination of shareholders is to be taken. If the Board of Directors fails to establish a record date, the record date shall be the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be.

2.08    Voting List.

(a)    Not later than the eleventh (11th) day before the date of each meeting of the shareholders of the Corporation, an officer or agent having charge of the Corporation’s stock transfer records shall prepare an alphabetical list of the shareholders entitled to vote at such meeting or any adjournment thereof showing the address and the type and number of shares held by each shareholder. Such list shall be kept on file at the registered office or the principal executive office of the Corporation and shall be subject to inspection by any shareholder at any time during regular business hours for a period of at least ten (10) days prior to such meeting. Alternatively, the list of shareholders may be kept on a reasonably accessible electronic network, if the information required to gain access to the list is provided with the notice of the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. If the meeting is held by means of remote communication, the list must be open to the examination of any shareholder for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list must be provided to shareholders with the notice of the meeting. The Corporation’s original stock transfer records shall be prima-facie evidence as to which shareholders are entitled to examine such list or to vote at any meeting of shareholders.

(b)    Failure to comply with the requirements of this section shall not affect the validity of any action taken at any meeting of shareholders.

(c)    An officer or agent having charge of the stock transfer records who shall fail to prepare the list of shareholders or keep the same on file for a period of ten (10) days, or produce and keep it open for inspection as provided in this Article 2, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage. In the event that such officer or agent does not receive notice of a meeting of shareholders sufficiently in advance of the date of such meeting to reasonably enable such officer or agent to comply with the duties prescribed by these Bylaws, the Corporation, but not such officer or agent, shall be liable to any shareholder suffering damage on account of such failure, to the extent of such damage.

2.09    Notice of Shareholder Business and Nominations.

(a)    Annual Meetings of Shareholders.

(1)    Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.09 and at the time of the meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth by this Section 2.09.

(2)    For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a)(1) of this Section 2.09, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice must set forth all of the information required by this Section 2.09 and shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such shareholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such shareholder and such beneficial owner, with respect to shares of stock of the Corporation, (v) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (vi) a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (b) otherwise to solicit proxies from shareholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Notwithstanding the foregoing, the information required by clauses (a)(2)(c)(ii), (a)(2)(c)(iii) and (a)(2)(c)(iv) of this Section 2.09 shall be updated by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(3)    Notwithstanding anything in the second sentence of subsection (a)(2) of this Section 2.09 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 2.09 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b)    Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.09, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.09. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by subsection (a)(2) of this Section 2.09 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(c)    General.

(1)    Only such persons who are nominated in accordance with the procedures set forth in this Section 2.09 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.09. Except as otherwise provided by law, the Certificate of Formation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.09 and, if any proposed nomination or business is not in compliance with this Section 2.09, to declare that such defective proposal or nomination shall be disregarded.

(2)    For purposes of this Section 2.09, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

(3)    Notwithstanding the foregoing provisions of this Section 2.09, a shareholder shall also comply with all applicable requirements of applicable state law and the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.09. Nothing in this Section 2.09 shall be deemed to affect any rights of (a) any shareholder to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act or (b) the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE 3. DIRECTORS

3.01    Powers. The property, business and affairs of the Corporation and all corporate powers shall be managed by the Board of Directors, subject to any limitation imposed by applicable law, the Certificate of Formation or these Bylaws.

3.02    Number and Term of Directors. The number of Directors shall be set at thirteen (13), but the number of Directors may be increased or decreased (provided such decrease does not shorten the term of any incumbent Director) from time to time by resolution of the Board of Directors, provided the number of Directors shall never be less than three (3) nor more than twenty (20). The directors shall be classified with respect to the time for which they severally hold office into three (3) classes. Such classes shall be as nearly equal in number as possible as determined by the Board of Directors. The terms of office of the initial directors constituting the first class expired at the first annual meeting of shareholders after the initial election of the directors of that class (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), the terms of office of the initial directors constituting the second class expired at the second annual meeting of shareholders after the initial election of the directors of that class (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), and the terms of office of the initial directors constituting the third class expired at the third annual meeting of shareholders after the initial election of the directors of that class (and thereafter such class shall hold office for a three-year term expiring at the annual meeting of shareholders), with the members of each class to hold office until their successors are elected and qualified, until his or her death or retirement or until he or she shall resign or be removed in the manner provided in the Bylaws. In any such event, such Director’s successor shall become a member of the same class of directors as his or her predecessor. Any directorship created by reason of an increase in the number of directors in accordance with this Section 3.02 may be filled in accordance with the provisions of Section 3.05 of these Bylaws.

3.03    Election.

(a)    Directors shall be elected by the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present; provided, however, that if as of the record date for such annual meeting of shareholders the number of nominees for director exceeds the number of positions on the Board of Directors to be filled by election at such meeting, then the directors shall be elected by a plurality of the votes cast. For purposes of this Section 3.03, a “majority of the votes cast” means that the number of shares cast “for” a director’s election exceeds the number of shares cast “against” a director’s election, with abstentions and broker non-votes counting as votes neither “for” nor “against” such director’s election. No shareholder shall be entitled to cumulate such shareholder’s votes in the election of directors.

(b)    If a nominee for director fails to receive a majority of the votes cast and such nominee is an incumbent director, then the director shall promptly tender his or her resignation to the Board of Directors, the effectiveness of which shall be conditioned upon, and subject to, acceptance by the Board of Directors. The Nominating Committee of the Board of Directors will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation or whether other action should be taken. Thereafter, the Board of Directors will vote to decide whether to accept the recommendation of the Nominating Committee and will promptly publicly disclose its decision regarding the tendered resignation and the rationale behind its decision. The Nominating Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating Committee or the decision of the Board of Directors with respect to his or her resignation or in any deliberations related thereto.

(c)    If a director’s resignation is accepted by the Board of Directors pursuant to Section 3.03(b), or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill the resulting vacancy pursuant to Section 3.05 or may decrease the size of the Board of Directors pursuant to Section 3.02. If a director’s resignation is not accepted by the Board of Directors, then such director will continue to serve until his or her successor is elected and qualified, until his or her death or retirement or until he or she shall resign or be removed in the manner provided in these Bylaws.

3.04    Removal of Directors. At any meeting of shareholders called expressly for the purpose of removing a director, any director or the entire Board of Directors may be removed, for cause only, by a vote of the holders of a majority of the shares then entitled to vote at any election of directors.

3.05    Vacancies. Any vacancy in the Board of Directors resulting from the death, resignation or removal of a director or other cause may be filled by election at an annual or special meeting of shareholders called for that purpose or by the affirmative vote of a majority of the remaining directors, even if the remaining directors constitute less than a quorum of the Board of Directors. A director elected to fill such a vacancy shall be elected for the unexpired term of his or her predecessor in office. Newly created directorships resulting from an increase in the number of directorships may be filled by election at an annual or special meeting of shareholders called for that purpose or by the Board of Directors; provided, however, that the number of directorships so filled by the Board of Directors shall not exceed two (2) directorships between two successive annual meetings of shareholders. Any additional director so elected shall be elected for a term of office continuing until the next election of one or more directors by the Corporation’s shareholders.

3.06    Meetings. Meetings of the Board of Directors shall be held at the principal business office of the Corporation or at any other place (within or without the State of Texas) as the Board of Directors may from time to time select.

3.07    Annual Meeting. The Board of Directors shall meet each year immediately after the annual meeting of the Corporation’s shareholders at the place that meeting has been held, or at such other time each year as the Board of Directors shall determine, to elect the Corporation’s officers and consider other business. Notice of the annual meeting of the Board of Directors shall not be required.

3.08    Executive Sessions. Executive sessions, at which only independent directors are present, will be at least annually in conjunction with the annual meeting of the shareholders. At the annual meeting of the Board of Directors, the “independent directors” (as defined in the NYSE Listing Company Manual or other listing standards then-applicable to the Corporation) serving on the Board shall elect a lead independent director (the “Lead Director”) for a term of one year, with the powers and duties described below; provided, however, that if the Chairman is an independent director, then no Lead Director shall be elected and the Chairman, so long as he or she remains an independent director, shall assume the powers and responsibilities of the Lead Director. The Lead Director shall serve in that capacity for one year or until his or her successor shall have been duly selected    in    accordance    with    the    foregoing.

The Lead Director shall have the power and responsibility to: (i) in consultation with the Chairman, approve the annual schedule of meetings of the Board of Directors, set the agenda of such meetings and approve the materials to be provided to each director prior to such meetings; (ii) set the schedule for and the agenda of all executive sessions of the independent directors, of which the Lead Director shall serve as chairman, approve and distribute the materials, if any, to be provided to each independent director prior to such executive sessions, and generally coordinate the activities of the independent directors, including consulting with such independent directors regarding matters to be addressed at meetings of the Board of Directors or at executive sessions;
(iii) act as a liaison between the Chairman and the members of the Board of Directors who are independent directors as well as between management of the Corporation and the other members of the Board of Directors; (iv) in coordination with the Compensation Committee, undertake a performance evaluation of the Chief Executive Officer of the Corporation; (v) in coordination with the Chairman and the Corporate Governance and Nominating Committee, assess annually the overall committee structure of the Board of Directors and the organization (including the committee charters), composition and performance of each committee, with the Lead Director being an non-voting ex-officio member of each standing committee of the Board of Directors; and
(vi) oversee the Board of Director's shareholder communication policies and procedures, including, under appropriate circumstances, meeting with shareholders wishing to communicate with the Board of Directors other than through the Chairman. In addition to such specific duties, the Lead Director shall have such powers and responsibilities as determined from time to time by the Board of Directors. Finally, the Lead Director shall generally familiarize himself or herself with the Corporation, its business and the competitive factors within its industry, as well as with the elements of effective corporate governance.

3.09    Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as may be designated or determined from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

3.10    Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President or by any member of the Board of Directors. Notice of such special meetings may be by First Class mail or by any form of electronic transmission permitted under Texas law (upon consent of the director receiving the notice by electronic transmission) and should set forth the time, place and purpose of the special meeting. Such notice shall be sent to each director at least 24 hours before the meeting, provided that in the case of personal contact or by telephone, the special meeting may be called on 12 hours’ notice.

3.11    Quorum of Directors. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of

Directors. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
3.12    Presumption of Assent. A director who is present at any meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

3.13    Committees. The Board of Directors may from time to time designate members of the Board of Directors to constitute committees, which shall in each case consist of such number of directors and shall have and may exercise such power as the Board may determine and specify in the respective resolutions appointing them, subject to restrictions set forth under Texas law. The Board of Directors may also dissolve any committee so constituted. A majority of all the members of any such committee may determine its action and fix the time and place of its meeting, unless the Board of Directors shall otherwise provide. The Board of Directors may remove a member of a committee appointed by the Board if the Board determines the removal is in the best interests of the Corporation; provided that the removal of a committee member shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of a committee member shall not of itself create contract rights.

3.14    Compensation. Directors shall receive such compensation for their services as directors as may be determined by resolution of the Board of Directors. The receipt of such compensation shall not preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE 4 OFFICERS
4.01    Election, Number, Qualifications. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary and such other officers as may be from time to time required by Texas law. The Board of Directors may also elect a Chairman of the Board and a Vice Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer, a Treasurer, Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Board by resolution not inconsistent with these Bylaws. Two or more offices may be held by the same person. None of the officers need be directors.

4.02    Terms of Offices; Removal. The officers of the Corporation shall hold office until the next annual meeting of the Board of Directors and until their successors are elected or appointed and qualify, or until their earlier death, retirement, resignation or removal from office.

Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the Board of Directors whenever in its judgment the best interests of the oration will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

4.03    Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors.

4.04    Authority and Compensation. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by the Board of Directors. The compensation of officers and agents shall be as fixed from time to time by the Board of Directors.

4.05    Chairman of the Board. The Board of Directors may elect a Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors.

4.06    Vice Chairman of the Board. The Board of Directors may elect a Vice Chairman of the Board. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall preside at all meetings of the Board of Directors and shall have such other power and duties as may from time to time be prescribed by the Board of Directors.

4.07    Chief Executive Officer. The Board of Directors may elect a Chief Executive Officer. The Chief Executive Officer shall have responsibility for the general management and direction of the business and affairs of the Corporation. In addition to any powers prescribed in these Bylaws, the Chief Executive Officer shall have all of the powers usually vested in the Chief Executive Officer of a corporation and such other powers as may be prescribed from time to time by the Board of Directors. The Chief Executive Officer may delegate any of his or her powers and duties to any other officer with such limitations as the Chief Executive Officer may deem proper.

4.08    President. The Board of Directors shall elect a President. In addition to any powers prescribed in these Bylaws, the President shall have all of the powers as may be prescribed from time to time by the Board of Directors. The President shall be vested with all the powers and authorized to perform all the duties of the Corporation’s Chief Executive Officer (if one is elected) in the absence or inability to act of the Chief Executive Officer. The President may delegate any of his or her powers and duties to any other officer with such limitations as the President may deem proper.

4.09    Vice President. The Board of Directors may elect one or more Vice Presidents. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

4.10    Secretary. The Board of Directors shall elect a Secretary. The Secretary shall record all of the proceedings of the meetings of the Board of Directors and of the shareholders in a minute book to be kept for that purpose and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. The Secretary shall keep in safe custody the seal, if any, of the Corporation and, when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it may be attested by his or her signature or by the signature of an Assistant Secretary.

4.11    Treasurer. The Board of Directors may elect a Treasurer.

(a)    The Treasurer, if one is elected, shall have custody of the corporate funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

(b)    The Treasurer, if one is elected, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render the President and the Board of Directors, at its regular meetings, or when the President or Board of Directors so require, an account of all of his or her transactions as Treasurer and of the financial condition of the Corporation.

(c)    If required by the Board of Directors, the Treasurer shall give the Corporation a bond of such type, character and amount as the Board of Directors may require.

4.12    Assistant Secretary and Assistant Treasurer. In the absence of the Secretary or Treasurer, an Assistant Secretary or Assistant Treasurer, respectively, shall perform the duties of the Secretary or Treasurer. Assistant Treasurers may be required to give bond as in 4.11(c). The Assistant Secretaries and Assistant Treasurers, in general, shall have such powers and perform such duties as the Treasurer or Secretary, respectively, or the Board of Directors or President may prescribe.

ARTICLE 5 CAPITAL STOCK

5.01    Share Certificates. The shares of the Corporation may be represented by physical certificates signed by the Chief Executive Officer, President or a Vice President or may be held in book entry or electronically, on the records of the transfer agent, without the issuance of physical stock certificates. If certificates are issued, the corporate signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, other than the Corporation itself or an employee of the Corporation. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder’s name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.

5.02    Payment, Issuance. Shares may be issued for such consideration, not less than the par value, if any, thereof, as may be fixed from time to time by the Board of Directors. The consideration for the payment of shares shall consist of money paid, labor done or property actually received. Shares may not be issued until the full amount of the consideration fixed therefore has been paid.

5.03    Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the person claiming the certificate to be lost, stolen or destroyed makes an affidavit of that fact and files with the Corporation a sufficient indemnity bond by the person claiming the certificate to be lost, stolen or destroyed, and when authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, prescribe such other terms and conditions as it deems expedient or necessary to protect the Corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

5.04    Registration of Transfers. Shares of stock shall be transferable only on the books of the Corporation by the holder thereof in person or by his or her duly authorized attorney. Upon surrender to the corporation or the Transfer Agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate canceled and the transaction recorded upon the books of the Corporation. The transfer agent is authorized by the Corporation to record and maintain the Corporation’s common stock in book entry form or electronically without the issuance of a physical stock certificate. The transfer agent will provide for paperless direct registration of securities and will allow electronic transfer of securities between a participating transfer agent and a broker-dealer clearing through the Depository Trust Company (DTC).

5.05    Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE 6 INDEMNIFICATION

6.01    Right to Indemnification. Subject to the limitations and conditions as provided in this Article 6, each person who is made or threatened to be made a party to any action, suit or other proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter referred to as a “proceeding”), or any appeal in a proceeding or any inquiry or investigation that could lead to a proceeding, by reason of the fact that such person (i) is a present or former director or officer of the Corporation or (ii) while serving as a director or officer of the Corporation, served or is serving, at the Corporation’s request, as a partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another corporation, limited liability company, partnership, joint venture, trust or other organization or employee benefit plan, shall be indemnified by the Corporation to the fullest extent permitted by the Texas law, as the same exists or may hereafter be amended or interpreted, against any judgments, settlements, penalties, fines and reasonable expenses (including, without limitation, court costs and reasonable attorney’s fees) actually incurred by such person in connection with such proceeding, appeal, inquiry or investigation; provided, however, that in no case shall the Corporation indemnify any person pursuant to this Article 6 (other than for reasonable expenses actually incurred by such person in respect of any proceeding) in regards to any proceeding (a) in which such person shall have been finally adjudged by a court of competent jurisdiction (after exhaustion of all appeals therefrom) to be liable on the basis that personal benefit was improperly received by such person or (b) in which such person shall have been found liable to the Corporation; provided, further, that the Corporation shall not indemnify any person for such person’s reasonable expenses actually incurred in connection with any proceeding in which such person shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the corporation, a breach of the person’s duty of loyalty to the Corporation or any act or omission not committed in good faith that constitutes a breach of a duty owned by the person to the Corporation; and provided further that the Corporation shall not be obligated to provide indemnification for the amount of any settlement that does not receive the prior approval of a majority of the Board of Directors who at the time of such approval are disinterested and independent, even if such disinterested and independent directors constitute less than a quorum. The indemnification rights granted pursuant to this Article 6 shall be deemed contract rights, and any amendment, modification or repeal of this Article 6 shall be prospective only and shall not have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal.

6.02    Expenses Advanced. The Corporation may (but shall not be required to) pay or reimburse reasonable expenses incurred by any person of the type eligible for indemnification under this Article 6 who is made or is threatened to be made a defendant or respondent in any proceeding in advance of the final disposition of such proceeding and without any determination as to the person’s ultimate entitlement to indemnification if the Corporation receives (i) a written affirmation from such person of the person’s good faith belief that the person has met the standard of conduct necessary for indemnification under this Article 6 and applicable law and (ii) a written undertaking by or on behalf of the person to repay the amount paid or reimbursed to the person by the Corporation if it is finally determined that the person is not entitled to the indemnification of such person under this Article 6 or indemnification is prohibited by applicable law.

6.03    Appearance as a Witness. Notwithstanding any other provision of this Article 6, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his or her appearance as a witness or his or her other participation in a proceeding at a time when he or she is not a named defendant or respondent in such proceeding.

6.04    Insurance. The Corporation may (but shall not be required to) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a partner, director, officer, venturer, proprietor, trustee, employee, administrator or agent of another corporation, limited liability company, partnership or other organization or employee benefit plan against any expense, liability, or loss asserted against and incurred by such person in such capacity or arising out of such person’s status as such, without regard to whether the Corporation would otherwise have the power to indemnify such person against such expense, liability or loss under this Article 6 or applicable law.

6.05    Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred by this Article 6 shall not be exclusive of any other right which a director or officer of the Corporation or other person indemnified pursuant to this Article 6 may have or hereafter acquire under any law, provision of the Certificate of Formation or these Bylaws, agreement, vote of shareholders or otherwise.

6.06    Savings Clause. If this Article 6 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each director, officer, and other person indemnified pursuant to this Article 6 to the extent permitted by any applicable portion of this Article 6 that shall not have been invalidated.

ARTICLE 7 GENERAL PROVISIONS

7.01    Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

7.02    Notice and Waiver of Notice. Whenever any notice is required to be given to any shareholder or director, it shall be deemed to be sufficient if given by mailing, postage paid, addressed to the person or persons entitled thereto at their post office addresses appearing on the books or other records of the corporation, and such notice shall be deemed to have been given on the date of such mailing, but said notice shall also be deemed to be sufficient and to have been given and received if given in any other manner or by any other means, including electronic transmission, authorized by law or provided for elsewhere in these Bylaws. A waiver or waivers of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

7.03    Actions Without a Meeting. Any action that may be taken at a meeting of shareholders or directors may be taken without a meeting if a written consent setting forth the action shall be signed by all of the shareholders or directors entitled to vote on the action and shall be filed with the Secretary of the Corporation. This consent shall have the same effect as a unanimous vote at a shareholders’ or directors’ meeting. Shareholders or directors may participate in and hold a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except when a person participates for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

7.04    Seal. This Corporation is not obligated to have a seal, but one may be obtained.

7.05    Amendment. The Board of Directors may amend or repeal these Bylaws, or adopt new bylaws, unless (i) such power shall be reserved exclusively to the Corporation’s shareholders in whole or part by the Certificate of Formation or the laws of Texas or (ii) the Corporation’s shareholders, in amending, repealing, or adopting a particular bylaw, shall have expressly provided that the Board of Directors may not amend, readopt or repeal such bylaw. Unless the Certificate of Formation or a bylaw adopted by the Corporation’s shareholders shall provide otherwise as to all or some portion of these Bylaws, the shareholders may amend, repeal, or adopt (but only by the affirmative vote of the holders of not less than a majority of the then outstanding shares entitled to vote with respect thereto) these Bylaws even though the Bylaws may also be amended, repealed, or adopted by the Board of Directors.

7.06    Dividends and Reserves.

(a)    Subject to the Certificate of Formation and only to the extent permitted by applicable law, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

(b)    The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than sixty (60) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

(c)    By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation for any proper purpose or purposes and may increase, decrease or abolish any such reserve in the same manner. Earned surplus to the extent so reserved shall not be available for the payment of dividends or other distributions by the Corporation except as expressly permitted by law.

7.07    Interested Directors. No contract or transaction between the Corporation and any of its directors or officers or any corporation, partnership, joint venture, trust or other enterprise or organization in which any of the Corporation’s directors or officers is an officer, director, member, securityholder or employee or in which any of the Corporation’s directors or officers are otherwise financially interested, directly or indirectly, shall be void or voidable solely because of the interest of such directors or officers in the transaction or solely because such directors or officers (i) are present at or participate in (including voting at) the meeting of the Board of Directors or the committee thereof which authorizes the contract or transaction or (ii) sign a unanimous written consent of the Board of Directors or a committee thereof authorizing the contract or transaction, if:

(a)    The material facts as to the relationship or interest of the directors or officers are disclosed or known to the Board of Directors or a committee thereof, and the Board of Directors or a committee thereof in good faith authorized the contract or transaction by the affirmative vote of a majority of the disinterested directors or committee members, even if such disinterested directors or committee members constitute less than a quorum;

(b)    The material facts as to the relationship or interest of the directors or officers are disclosed or known to the shareholders of the Corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(c)    The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors or a committee thereof or the Corporation’s shareholders.

Interested directors may be counted in determining whether a quorum is present at a meeting of the Board of Directors or any committee thereof at which such contract or transaction is authorized. This Section shall not invalidate any contract or transaction which would be valid in the absence of this Section.